Exhibit 10.2
On April 30, 2008 the Compensation Committee of the Registrant adopted the following resolution amending the Standard Microsystems Corporation 2006 Employee Stock Appreciation Rights Plan (“the 2006 SARS Plan”):
RESOLVED, that paragraph 5 of the 2006 SARS Plan is hereby amended by deleting the words “two million (2,000,000)” and replacing them with the words “four million (4,000,000)”